     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1997

                                                       REGISTRATION NO. 333-1918
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                     TO THE
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                      DEAN WITTER SELECT FUTURES FUND L.P.
          (Exact name of registrant as specified in charter document)

      DELAWARE                   6793                   13-3619290
     (State of             (Primary Standard         (I.R.S. Employer
    Organization              Industrial              Identification
     of Issuer)       Classification Code Number)         Number)

                              -------------------

                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Mark J. Hawley
                         DEMETER MANAGEMENT CORPORATION
                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------

                          COPIES OF COMMUNICATIONS TO:

       Edwin L. Lyon, Esq.              C. Robert Paul, III, Esq.
  Cadwalader, Wickersham & Taft         Dean Witter Reynolds Inc.
 1333 New Hampshire Avenue, N.W.            130 Liberty Street
      Washington, D.C. 20036             New York, New York 10006
          (202) 862-2200                      (212) 392-7791

                              -------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              -------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Reg. No. 333-1918) (the "Registration Statement") of Dean Witter Select Futures Fund L.P. (the "Registrant") consists of a cover page, this page, and a signature page.

    The Registrant offered 60,000 Units of Limited Partnership Interest ("Units") on a "best efforts" basis through a Prospectus dated October 17, 1996. Units were issued and sold at closings (each a "Closing"), held on December 2, 1996, January 2, 1997, February 3, 1997, and March 5, 1997, respectively, at a price per Unit equal to the "Net Asset Value" thereof as of the close of business on the last day of the month immediately preceding the Closing. The results of the four Closings are summarized in the following table:

                              RESULTS OF OFFERING

              DATE OF CLOSING                  UNITS SOLD    PRICE PER UNIT  PROCEEDS IN DOLLARS
--------------------------------------------  -------------  --------------  -------------------
December 2, 1996                                  2,406.383   $   2,030.51    $    4,886,291.57
January 2, 1997                                   2,734.162   $   1,962.38    $    5,365,419.78
February 3, 1997                                  2,073.280   $   2,039.51    $    4,228,388.03
March 5, 1997                                     3,664.175   $   2,136.39    $    7,828,225.65
Totals for All Closings:                         10,878.000                   $   22,308,325.03

    Accordingly, pursuant to Item 512(a)(3) of Regulation S-K and undertaking
(4) in Item 17 of the Registration Statement, the Registrant hereby deregisters the 49,122.000 Units which were not sold in the public offering and which remain registered under the Registration Statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 24th day of June, 1997.

                                          DEAN WITTER SELECT FUTURES FUND L.P.

                                            By: DEMETER MANAGEMENT
                                                 CORPORATION,
                                                  General Partner

                                          By:          /s/MARK J. HAWLEY

                                             -----------------------------------
                                                   Mark J. Hawley, President

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                         TITLE                                 DATE
---------------------------------------  ------------------------------------------------------  ----------------
DEMETER MANAGEMENT                       General Partner
  CORPORATION

By:      /s/MARK J. HAWLEY               President and Director of the General Partner           June 24, 1997
   ------------------------------
         Mark J. Hawley

     /s/RICHARD M. DEMARTINI             Chairman of the Board and Director of the General       June 24, 1997
   ------------------------------         Partner
      Richard M. DeMartini

                                         Director of the General Partner
   ------------------------------
       Laurence E. Mollner

        /s/LAWRENCE VOLPE                Director of the General Partner                         June 24, 1997
   ------------------------------
         Lawrence Volpe
                                         Director of the General Partner
   ------------------------------
      Joseph G. Siniscalchi
                                         Director of the General Partner
   ------------------------------
      Edward C. Oelsner, III

       /s/ROBERT E. MURRAY               Director of the General Partner                         June 24, 1997
   ------------------------------
        Robert E. Murray

        /s/PATTI L. BEHNKE               Vice President and Chief Financial                      June 24, 1997
   ------------------------------         and Principal Accounting Officer of the General
         Patti L. Behnke                  Partner